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SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE QUARTER AND THE YEAR ENDED
DECEMBER 31, 2006 AND ANNOUNCES DATE OF ANNUAL STOCKHOLDERS' MEETING

Willimantic, Connecticut--February 28, 2007. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $669,000, or $0.06 basic and diluted earnings per common share, for the quarter ended December 31, 2006 versus net income of $838,000, or $0.07 basic and diluted earnings per common share, for the quarter ended December 31, 2005. Net income for the year ended December 31, 2006 was $2.8 million, or $0.24 basic and $0.23 diluted earnings per common share, compared to $3.4 million, or $0.28 basic and diluted earnings per common share for the year ended December 31, 2005. Lower net income for 2006 was primarily due to higher noninterest expenses as a result of branch expansion and an increase in the cost of funds.

Net interest and dividend income decreased 4.4% to $5.4 million for the quarter ended December 31, 2006 from $5.6 million for the quarter ended December 31, 2005 and increased 3.4% to $22.5 million for the year ended December 31, 2006 from $21.8 million for the year ended December 31, 2005. Net interest and dividend income decreased for the quarter due to a higher cost of funds resulting from increased market interest rates, higher promotional rates offered in connection with branch expansion and an increase in certificates of deposit. Net interest and dividend income increased for the year ended December 31, 2006 as a result of an increase in the average balance of interest-earning assets, offset by an increase in the cost of funds.

The provision for loan losses increased $235,000 to $335,000 for the fourth quarter of 2006 and increased $471,000 to $881,000 for the year ended December 31, 2006 compared to the prior year. The higher provision reflects increases in the Bank's classified and nonperforming loans, charge-offs and loan growth from the prior year-end. At December 31, 2006, nonperforming loans totaled $1.4 million compared to $240,000 at December 31, 2005. Additionally, the purchase of $10.3 million of indirect automobile loans during the first quarter of 2006 contributed to the increase in the provision for loan losses due to the increased risk of loss associated with this type of consumer lending. For the year ended December 31, 2006, net loan charge-offs totaled $187,000, compared to net loan recoveries of $61,000 for the year ended December 31, 2005.

Noninterest income was $2.2 million for the quarter ended December 31, 2006 compared to $1.9 million for the quarter ended December 31, 2005. Noninterest income increased $1.9 million to $8.3 million for the year ended December 31, 2006 compared to $6.3 million for 2005. For the quarter and the year ended December 31, 2006, wealth management fees increased $331,000 and $2.1 million, respectively, due primarily to the November 2005 acquisition of SI Trust Servicing, the Bank's third-party trust services operation. The increase in noninterest income was offset by a decrease in the gain on the sale of loans. The net gain on the sale of loans of $104,000 for 2006 resulted from the sale of $11.0 million of fixed-rate residential mortgage loans, versus a net gain of $190,000 on the sale of $35.5 million of predominately fixed-rate residential mortgage loans in 2005. The increase in noninterest income for 2006 was also offset by the net loss on the sale of securities of $284,000, which primarily reflects the sale of government-sponsored enterprise securities in the second and third quarters of 2006 compared to a net gain on the sale of securities of $59,000 in 2005. The proceeds from the sale of securities during the second and third quarters of 2006 were reinvested into higher-yielding government-sponsored mortgage-backed securities.

Noninterest expenses were $6.3 million for the quarter ended December 31, 2006 compared to $6.1 million for the quarter ended December 31, 2005. Noninterest expenses increased by $3.4 million for 2006 compared to 2005. For the quarter and the year ended December 31, 2006, the increase in noninterest expenses reflected an increase in operating costs associated with the opening of branch offices and the acquisition of SI Trust Servicing. Compensation costs, occupancy and computer and electronic banking services contributed the largest increase to noninterest expenses. Compensation costs were higher in 2006 due to increased staffing levels and the amortization of share-based compensation arrangements. Share-based compensation expense totaled $765,000 and $476,000 for the years ended December 31, 2006 and 2005, respectively. Occupancy and equipment expense increased primarily due to additional operating lease payments, depreciation expense and other occupancy-related expenses. Other noninterest expenses were lower in 2006 compared to the prior year mainly due to the implementation of the Bank's remote branch capture

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system and the greater than anticipated losses on uncollectible items in 2005.
Outside professional services expense was lower in 2006 versus 2005 as a result of reduced legal and auditing expenditures.

Total assets grew $65.2 million, or 9.4%, to $757.0 million at December 31, 2006 from $691.9 million at December 31, 2005. Contributing to the increase in assets were increases of $60.3 million in net loans receivable, $1.7 million in premises and equipment and $1.0 million in Federal Home Loan Bank stock, offset by decreases of $511,000 in available for sale securities and $325,000 in other real estate owned. The increase in net loans receivable reflects increases in residential and commercial mortgage loans of $43.0 million and $17.7 million, respectively, during 2006. The increase in residential mortgage loans included an increase in loan originations of $3.8 million in 2006 compared to 2005. Additionally, the Bank's purchase of $10.3 million of indirect automobile loans increased the consumer loan portfolio. Capital expenditures associated with branch expansion contributed to the increase in premises and equipment during 2006. Federal Home Loan Bank stock rose in response to an increase in Federal Home Loan Bank borrowings. Available for sale securities decreased as a result of a reduction in primarily U.S. government and agency obligations.

Total liabilities were $674.7 million at December 31, 2006 compared to $611.8 million at December 31, 2005. Deposits increased $29.4 million, or 5.8%, which includes an increase in predominately short-term certificates of deposit accounts of $34.4 million during 2006 as a result of new branch offices and attractive promotional rates, offset by a decrease of $9.1 million in passbook savings accounts. Borrowings increased from $95.1 million at December 31, 2005 to $127.4 million at December 31, 2006, resulting from an increase in FHLB advances utilized to fund loan growth and an increase in subordinated debt as a result of an $8.0 million trust-preferred securities offering by a newly-formed subsidiary of the Company during the third quarter of 2006.

Total stockholders' equity increased $2.3 million from $80.0 million at December 31, 2005 to $82.4 million at December 31, 2006. The increase in equity related to earnings of $2.8 million, amortization of equity awards of $765,000 and a decrease in net unrealized holding losses on available for sale securities aggregating $598,000 (net of taxes), offset by stock repurchases of 129,266 shares at a cost of $1.4 million and dividends declared of $740,000.

"We continue to be pleased with the performance of our new branch offices that opened over the last two years in East Lyme, Gales Ferry, South Windsor and Tolland, as well as those offices relocated in Dayville and Stonington," commented President and CEO, Rheo A. Brouillard. "We expect to continue with the implementation of our strategic business plan during 2007 and the first quarter of 2008 with the opening of a new office in East Hampton and the relocation of our Norwich and Brooklyn offices."

As previously announced, the Company declared a cash dividend of $0.04 per outstanding common share on December 20, 2006, which was paid on January 26, 2007 to shareholders of record as of January 5, 2007. SI Bancorp, MHC, the Company's mutual holding company parent, waived receipt of its dividend.

The Company's annual meeting of stockholders will be held at the Burton Leavitt Theatre, 779 Main Street, Willimantic, Connecticut on Wednesday, May 9, 2007 at 9:00 a.m.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its nineteen offices, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS
AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE
UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND
COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S
MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE
PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.

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

SELECTED FINANCIAL CONDITION DATA:

------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS / UNAUDITED)                                 December 31,        December 31,
                                                                      2006                2005
------------------------------------------------------------------------------------------------------
ASSETS
Noninterest-bearing cash and due from banks                    $          14,984   $          16,317
Interest-bearing cash and cash equivalents                                11,124               9,629
Investment securities                                                    126,168             125,657
Loans held for sale                                                          135                 107
Loans receivable, net                                                    574,111             513,775
Cash surrender value of life insurance                                     8,116               7,837
Other assets                                                              22,399              18,546
                                                               ---------------------------------------

            Total assets                                       $         757,037   $         691,868
                                                               =======================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                  $         538,676   $         509,297
     Borrowings                                                          127,421              95,146
     Other liabilities                                                     8,554               7,382
                                                               ---------------------------------------
         Total liabilities                                               674,651             611,825
                                                               ---------------------------------------

Stockholders' equity                                                      82,386              80,043
                                                               ---------------------------------------

         Total liabilities and stockholders' equity            $         757,037   $         691,868
                                                               =======================================

SELECTED OPERATING DATA:

--------------------------------------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS / UNAUDITED)                     Three Months Ended                 Years Ended
                                                          December 31,                    December 31,
                                                          ------------                    ------------
                                                     2006             2005            2006            2005
--------------------------------------------------------------------------------------------------------------

Interest and dividend income                      $  10,550         $   9,110     $  40,777       $   33,905
Interest expense                                      5,196             3,509        18,261           12,131
                                                  ------------------------------------------------------------
     Net interest and dividend income                 5,354             5,601        22,516           21,774
                                                  ------------------------------------------------------------
Provision for loan losses                               335               100           881              410
                                                  ------------------------------------------------------------
Net interest and dividend income
     after provision for loan losses                  5,019             5,501        21,635           21,364
Noninterest income                                    2,157             1,929         8,258            6,310
Noninterest expenses                                  6,343             6,145        25,959           22,588
                                                  ------------------------------------------------------------
Income before provision for income taxes                833             1,285         3,934            5,086
Provision for income taxes                              164               447         1,156            1,689
                                                  ------------------------------------------------------------
Net income                                        $     669         $     838     $   2,778       $    3,397
                                                  ============================================================


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


SELECTED OPERATING DATA - CONTINUED:

---------------------------------------------------------------------------------------------------------------
(UNAUDITED)                                          Three Months Ended                Years Ended
                                                        December 31,                   December 31,
                                                        ------------                   ------------
                                                   2006            2005             2006           2005
---------------------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                      $      0.06       $      0.07    $      0.24    $       0.28
     Diluted                                    $      0.06       $      0.07    $      0.23    $       0.28

Weighted-average common shares outstanding:
     Basic                                       11,797,096        11,876,692     11,798,711      12,016,800
     Diluted                                     11,848,752        11,928,091     11,843,281      12,041,316


SELECTED FINANCIAL RATIOS:

---------------------------------------------------------------------------------------------------------------
                                                              At or For the Three           At or For the
(DOLLARS IN THOUSAND / UNAUDITED)                                Months Ended                Years Ended
                                                                 December 31,                December 31,
                                                                 ------------                ------------
                                                               2006         2005          2006          2005
---------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                        0.35 %       0.49 %       0.38 %      0.52 %
Return on average equity                                        3.23         4.15         3.44        4.19
Interest rate spread                                            2.50         3.08         2.81        3.19
Net interest margin                                             2.98         3.47         3.26        3.56
Efficiency ratio (2)                                           84.45        81.61        83.58       80.60

ASSET QUALITY RATIOS:
Allowance for loan losses                                                               $4,365      $3,671
Allowance for loan losses as a percent of total loans                                     0.76 %      0.71 %
Allowance for loan losses as a percent of
     nonperforming loans                                                                313.58     1529.58
Nonperforming loans                                                                     $1,392       $ 240
Nonperforming loans as a percent of total loans                                           0.24 %      0.05 %
Nonperforming assets (3)                                                                $1,392       $ 565
Nonperforming assets as a percent of total assets                                         0.18 %      0.08 %

(1)  Quarterly ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities.
(3)  Nonperforming assets consist of nonperforming loans and real estate owned.

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CONTACT:
Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509